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       THIS WARRANT AND THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF
        ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN


                       INTEREP NATIONAL RADIO SALES, INC.

                    WARRANT TO PURCHASE CLASS A COMMON STOCK

                            ISSUE DATE: JUNE 26, 2002

     This certifies that the following named purchaser, or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from INTEREP NATIONAL RADIO SALES, INC. (the "Company"), a New York corporation, up to the number of fully paid and nonassessable shares (the "Shares) of Class A Common Stock, $.01 par value, of the Company ("Common Stock"), in the aggregate number and at the purchase price (the "Purchase Price") set forth below, from time to time through the Termination Date, as defined below. Such Purchase Price and number of Shares are subject to adjustment as provided in Section 2 of this Warrant. This Warrant is being issued together with certain other warrants of like tenor (collectively, the "Warrants") in connection with the Stock Purchase Agreement of even date herewith, (the "Agreement"), among the Company and the Purchasers named therein.

Name of Purchaser:                  EOS Partners (Offshore) L.P.

Address of Purchaser:               320 Park Avenue
                                    New York, New York 10022

Number of Shares:                   9,875

Purchase Price:                     $4.00 per Share, as it may be adjusted in
                                    accordance with Section 2 hereof.

1.       Definitions.
         ------------

As used in this Warrant, the following terms, unless the context otherwise requires, have the following meanings:

(a)      "Termination Date" means  5:00 p.m. New York City time, on
         June 26, 2007.

(b) "Company" includes any corporation which succeeds to or assumes the obligations of the Company under this Warrant.

(c) "Stock" means shares of Class A Common Stock of the Company and stock of any other class into which those shares are hereafter changed.

(d) "Warrantholder," "holder of Warrant," "holder," or similar terms when the context refers to a holder of this Warrant, means any person or entity that at the time is the registered holder of this Warrant.


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     (e)  Any other capitalized term used but not defined herein has the meaning set forth in the Agreement.

     2.   Adjustments to Purchase Price. The Purchase Price shall be subject to
          -----------------------------
          adjustment from time to time, as follows:

     (a) In case at any time after the date hereof, the Company shall pay or make a dividend or distribution on all or any portion of its Stock or shall make a dividend or other distribution on any other class of capital stock of the Company which dividend or distribution includes Stock, the Purchase Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be decreased by multiplying such Purchase Price by a fraction of which the numerator shall be the number of shares of Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares of Stock and the total number of shares of Stock or other class of capital stock constituting such dividend or other distribution, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of this
          Section 2(a), the number of shares of Stock at any time outstanding shall not include shares held in treasury of the Company but shall include shares issuable in respect of scrip certificates, if any, issued in lieu of fractions of shares of Stock. If any dividend or other distribution of the type described in this Section 2(a) is declared but not so paid or made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such dividend or other distribution had not been declared.

     (b) In case at any time after the date hereof, the Company shall pay or make a dividend or distribution on all or any portion of its Stock consisting of, or shall otherwise issue to all holders of its Stock, rights, warrants or options (not being available on an equivalent basis to the Warrantholder on exercise of this Warrant) entitling the holders of its Stock to subscribe for or purchase Stock at a price per share less than the current market price per share (determined as provided in Section 2(h) hereof) of the shares of Stock on the date fixed for the determination of stockholders entitled to receive such rights, warrants or options (other than pursuant to a dividend reinvestment plan), the Purchase Price in effect at the opening of business on the day following the date fixed for such determination shall be decreased by multiplying such Purchase Price by a fraction of which the numerator shall be the number of shares of Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Stock which the aggregate of the offering price of the total number of shares of Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Stock so offered for subscription or purchase, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of this Section 2(b), the number of shares of Stock at any time outstanding shall not include shares held in treasury of the Company but shall include shares issuable in respect of scrip certificates, if any, issued in lieu of fractions of shares of Stock. The Company shall not issue any rights or warrants in respect of Stock held in treasury of the

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         Company (or, if rights or warrants are issued in respect of all of the
         Stock of the Company, will not exercise any such rights or warrants in respect of Stock held in treasury of the Company). In the event that such rights or warrants are not so issued, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Stock at less than the current market price, and in determining the aggregate offering price of such shares of Stock, there shall be taken into account any consideration received for such rights or warrants. The value of such consideration, if other than cash, shall be determined in the reasonable good faith judgment of the Board of Directors of the Company, whose determination shall be conclusive.

(c) In case at any time after the date hereof, all or any portion of the Stock outstanding shall be subdivided into a greater number of shares of Stock, the Purchase Price in effect at the opening of business on the day following the day on which such subdivision becomes effective shall be proportionately reduced, and, conversely in case at any time after the date hereof, all or any portion of the Stock outstanding shall each be combined into a smaller number of shares of Stock, the Purchase Price in effect at the opening of business on the day following the day on which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day on which such subdivision or combination becomes effective.

(d) In case at any time after the date hereof, the Company shall, by dividend or otherwise, distribute to all holders of its Stock evidences of its indebtedness or assets (including securities, rights, warrants or options, but excluding any rights, warrants, or options referred to in Section 2(b) hereof as entitling the holders of Stock to subscribe for or purchase Stock at a price per share less than the then current market price, any dividend or distribution paid exclusively in cash, any dividend or distribution referred to in
         Section 2(a) hereof and any dividend or distribution upon a merger or consolidation referred to in Section 3 hereof), the Purchase Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be decreased by multiplying such Purchase Price by a fraction of which the numerator shall be the current market price per share (determined as provided in Section 2(h) hereof) of the Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidence of indebtedness so distributed applicable to one share of Stock and the denominator shall be such current market price per share of the Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. If any dividend or distribution of the type described in this Section 2(d) is declared but not paid or made, the Purchase Price shall again be adjusted to the Purchase Price which would then be in effect if such dividend or distribution had not been declared.

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     (e)  In case at any time after the date hereof, the Company shall, by dividend or otherwise, make a distribution to all holders of its Stock consisting exclusively of cash (excluding any cash that is distributed upon a merger or consolidation or a sale or transfer of all or substantially all of the assets of the Company to which Section 3 hereof applies or as a part of a distribution referred to in Section 2(d)) in an aggregate amount that, combined together with (i) the aggregate amount of any other distributions to all holders of its Stock made exclusively in cash within the 12 months immediately preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this Section 2(e) has been made and
          (ii) the aggregate of any cash plus the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Stock concluded with the 12 months immediately preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this Section 2(e) has been made, exceeds 12.5% of the product of the current market price per share of Stock on the date for the determination of holders of Stock entitled to receive such distribution multiplied the number of shares of Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Purchase Price in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution shall be decreased by multiplying such Purchase Price by a fraction (A) the numerator of which shall be equal to the current market price per share (determined as provided in Section 2(h) hereof) of the Stock on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined amount ever such 12.5% and (y) the number of shares of Stock outstanding on such date for determination and (B) the denominator of which shall be equal to the current market price per share (determined as provided in section 2(h) hereof) of the Stock on such date for determination. If any dividend or distribution of the type described in this Section 2(e) is declared but not so paid or made, the Purchase Price shall again be adjusted to the Purchase Price which would then be in effect if such dividend or distribution had not been declared.

     (f) In case a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) that combined together with (i) the aggregate of the cash plus the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer, by the Company or any subsidiary of the Company for all or any portion of the Stock expiring within the 12 months immediately preceding the expiration of such tender or exchange offer and in respect of which no adjustment, pursuant to this Section 2(f) has been made and (ii) the aggregate amount of any distributions to all holders of the Stock made exclusively in cash within 12 months immediately preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to Section 2(e) hereof has been made, exceeds 12.5% of the product of the current market price per share (determined as provided in Section 2(h) hereof) of the Stock as of the last time (the "Expiration Time") tenders or exchanges could have been made pursuant to such tender or exchange offer (as it may be amended) multiplied by the number of shares of Stock outstanding (including any tendered or exchanged shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Purchase Price in effect immediately prior to the close of business on the date of the Expiration Time shall be decreased by multiplying such Purchase Price by a fraction (A) the numerator of which shall be equal to (1) the product of (x) the current market price per share (determined as provided in Section 2(h) hereof) of the Stock on the date of the Expiration Time and (y) the number of shares of Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less (2) the amount of cash plus the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares, and (B) the denominator of which shall be equal to the product of (xx) the current market price per share (determined as provided in Section 2(h) hereof) of the Stock on the date of the Expiration Time and (yy) the number of shares of Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less the number of all shares of Stock validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares of Stock deemed so accepted up to any such maximum, being referred to as the "Purchased Shares"). In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such tender offer had not been made.

     (g) The reclassification of Stock into securities other than Stock (other than any reclassification upon a consolidation or merger to which
          Section 3 hereof applies) shall be deemed to involve (i) a distribution of such securities other than Stock to all holders of Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of Section 2(a)) and (ii) a subdivision or combination, as the case may be, of the number of shares of Stock outstanding immediately prior to such reclassification into the number of shares of Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective", within the meaning of the Section 2(c)).

     (h) or the purpose of any computation under Sections 2(b), 2(d), 2(e) and 2(f) the current market price per share of Stock on any date shall be deemed to be the average of the daily closing prices per share for the five trading days immediately preceding the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this
          Section 2(h), the term "ex date", when used with respect to any issuance or distribution, means the first date on which the Stock trades regular way on the applicable securities exchange or in the applicable securities market without the right to receive such issuance or distribution.

(i) The Company may make such reductions in the Purchase Price, in addition to those required by paragraphs (a), (b), (c.), (d), (e) and (f), of this
     Section 2, as it considers to be advisable to avoid or diminish any income tax to holders of Stock or rights to purchase Stock resulting from any dividend or distribution of Stock (or rights to acquire Stock) or from any event treated as such for income tax purposes. The Company from time to time may reduce the Purchase Price by any amount for any period of time if the period is at least twenty days, the reduction is irrevocable during the period and the Board of Directors of the Company (or, to the extent permitted by applicable law, a duly authorized, committee thereof) shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. Wherever the Purchase Price is reduced pursuant to the preceding sentence, the Company shall mail to Warrantholders of record a notice of the reduction at least fifteen days prior to the date the reduced Purchase Price takes effect, and such notice shall state the reduced purchase Price and the period it will be in effect.

(j) Notwithstanding any other provision of this Section 2, no adjustment to the Purchase Price shall reduce the Purchase Price below the then par value per share of the Stock, and any such purported adjustment shall instead reduce the Purchase Price to such par value. The Company hereby covenants not to take any action (i) to increase the par value per share of the Stock or
     (ii) that would or does result in any adjustment in the Purchase Price that would cause the Purchase Price to be less than the then par value per share of the Stock.

(k) Notwithstanding any other provision of this Section 2, no adjustment in the Purchase Price need be made until all cumulative adjustments amount to 1% or more of the Purchase Price as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

(l)  Whenever the Purchase Price is adjusted as herein provided:

     (i) The Company shall compute the adjusted Purchase Price and shall prepare a certificate signed by the Treasurer or Chief Financial Officer of the Company setting forth the adjusted Purchase Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for this Warrant, if any, and

     (ii) A notice stating that the Purchase Price has been adjusted and setting forth the adjusted Purchase Price, accompanied by the certificate referred to in clause (i) of this Section 2(l), shall be mailed, as soon as practicable, by the Company to all Warrantholders of record at their last addresses as they shall appear upon the books and records of the Company.

(m) In any case in which this Section 2 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to a Warrantholder who exercised this Warrant after such record date and before the occurrence of such event the additional shares of Stock issuable upon such exercise by reason of the adjustment required by such event over and above the Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount in cash in lieu of any fractional share of Stock pursuant to Section 4(c) hereof.

     3.   Merger, Consolidation, Restructuring, Reclassification, etc. In the
          -----------------------------------------------------------
          event that the Company shall be a party to any transaction, including without limitation any (i) recapitalization or reclassification of the Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Stock), (ii) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Stock), (iii) any sale or transfer of all or substantially all of the assets of the Company or
          (iv) any compulsory share exchange, pursuant to which the Stock is converted into the right to receive other securities, cash or other property, then lawful provision shall he made as part of the terms of such transaction whereby the Warrantholder shall have the right thereafter, to exercise this Warrant into the kind and amount of securities, cash and other property receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which this Warrant might have been exercised immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange. The Company or the Person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Company's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 2. The above provisions shall similarly apply to successive recapitalizations, reclassifications, consolidations, mergers, sales, transfers or share exchanges. As used in this Section 3 the word "Person" means any individual, corporation, partnership, joint venture, association, joint-stock corporation, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

    4.    Exercise Provisions.
          -------------------

    (a)   Manner of Exercise. This Warrant may be exercised in whole or in part
          ------------------
          on or before the Termination Date only by the holder of this Warrant surrendering to the Company, at its principal office, this Warrant, together with the exercise form attached to this Warrant duly executed by the holder and payment to the Company in the amount obtained by multiplying the Purchase Price by the number of shares of Stock designated in the exercise form. Payment may be made at the option of the Warrantholder, either (A) by cash or (B) by bank wire transfer or
          (C) by surrender of this Warrant with instructions that the Company retain as payment of the Purchase Price the number of Shares determined as set forth in clause (ii) of the following paragraph (a "Cashless Exercise").

         In the event of a Cashless Exercise: (i) the holder shall receive the number of Shares determined by multiplying the total number of Shares for which the Cashless Exercise is made by a fraction, the numerator of which shall be the difference between the Current Market Price (as defined below) per Share and the Purchase Price, and the denominator of which shall be the Current Market Price (determined as provided in this Section 4(a)) and (ii) the remaining Shares for which Cashless Exercise has been made shall be deemed to have been paid to the Company as the Purchase Price.

         For purposes of the above calculation, the Current Market Price of one share of Stock means: (i) the average of the reported closing prices of a share of Stock quoted on the Nasdaq National Market or on any exchange on which the shares of Stock are listed, whichever is applicable, for the five trading days immediately prior to the exercise date of this Warrant, (ii) if no such closing price is available, the average of the closing bid and asked prices of a share of Stock as quoted in the Over-the-Counter Market Summary for the five trading days immediately prior to the exercise date of this Warrant, or (iii) if the shares of Stock are not listed on the Nasdaq National Market or on any exchange as quoted in the Over-the-Counter Market, the fair market value per share of Stock as of the date of exercise of this Warrant as determined by the Company's Board of Directors in good faith.

(b)      Partial Exercise. On any partial exercise, the Company shall promptly
         ----------------
         issue and deliver to the holder of this Warrant a new Warrant or Warrants of like tenor in the name of the holder of this Warrant providing for the right to purchase that number of Shares as to which this Warrant has not been exercised. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and new warrants.

(c)      No Fractional Shares. The Company shall not be required to issue
         --------------------
         fractional Shares upon exercise of this Warrant. If any fraction of a Share would, but for this Section 4(c), be issuable upon final exercise of this Warrant, in lieu of such fractional Share the Company shall pay to the Warrantholder, in cash, an amount equal to the same fraction of the Current Market Price of such Share on the day immediately prior to the date of such exercise.

5.       Delivery of Stock Certificates.
         ------------------------------

As promptly as practicable and in any event within seven days after full or partial exercise of this Warrant, the Company, at its expense, shall cause to be issued in the name of, and delivered to, the holder of this Warrant, a certificate or certificates for the number of validly issued, fully paid and nonassessable shares of Stock to which that holder is entitled on such exercise, together with any other securities and property to which that holder is entitled on such exercise under the terms of this Warrant.

6. Compliance with Securities Act; Notice of Proposed Transfers; Registration Rights.
     -------------------------------------------------------------

(a)  Compliance with Securities Act. The holder of this Warrant, by acceptance
     ------------------------------
     hereof, agrees that this Warrant and the Shares to be issued on its exercise are being acquired for investment and that such holder shall not offer, sell or otherwise dispose of this Warrant or any Shares issued on its exercise except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). On exercise of this Warrant, the holder hereof shall confirm in writing, in a form reasonably satisfactory to the Company, that the Shares are being acquired for investment and not with a view toward distribution or resale (unless sale of the Shares has been registered under the Act or an exemption therefrom is available). Any proposed transferee of this Warrant or the Shares shall be required to agree in writing to the provisions of this Section 6 (unless such transfer of the Shares has been registered under the Act). Certificates representing all Shares (unless registered under the Act) shall be stamped or imprinted with a legend describing the restrictions set forth herein.

(b)  Notice of Proposed Transfers. Prior to any proposed transfer of this
     ----------------------------
     Warrant, the Warrantholder shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, except with respect to an affiliate who represents and warrants that it is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act, if reasonably requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer of this Warrant may be effected without registration under the Act, whereupon the Warrantholder shall be entitled to transfer this Warrant in accordance with the terms of its notice. Any new warrant issued to such transferee in replacement of this Warrant shall bear the same legend set forth on the first page of this Warrant, unless (i) such transfer is in accordance with the provisions of Rule 144 promulgated under the Act (or any other rule permitting public sale of this Warrant without registration under the Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate (as such term is defined in Rule 144 promulgated under the Act) of the Company) would be entitled to transfer such securities in a public sale without registration under the Act.

          Whenever a Warrantholder is able to demonstrate to the Company (and its counsel) that the provisions of Rule 144(k) promulgated under the Act are available to such Warrantholder without limitation, such Warrantholder shall be entitled to receive from the Company, without expense, a new warrant not bearing the restrictive legend set forth on the first page of this Warrant.

(c)  Registration Rights. The Shares constitute Registerable Securities for
     -------------------
     purposes of the Registration Rights Agreement of even date herewith among the Company and the other parties named therein.

7.       Miscellaneous Provisions.
         ------------------------

(a)      Reservation of Stock. The Company has duly reserved and shall at all
         --------------------
         times reserve and keep available, solely for issuance on exercise of this Warrant, all shares of Stock or other securities from time to time issuable on exercise of this Warrant.

(b)      Amendment or Waiver. The provisions of this Warrant, or the provisions
         -------------------
         of all of the Warrants, may be amended only by an instrument in writing signed by the Company and the holders of at least two-thirds in interest of the then outstanding and unexpired Warrants, provided that any such amendment that adversely affects any Warrantholder shall require the separate consent of such Warrantholder. So long as he is not adversely effected and subject to the foregoing, the Warrantholder agrees that his rights hereunder may be waived or amended by persons or entities holding more than two-thirds in interest of the then outstanding and unexpired Warrants without obtaining any additional consents of the Warrantholder; provided, however, that any holder of a Warrant may waive any of such holder's rights hereunder with respect to itself without obtaining the consent of any other holder. Any amendment or waiver effected in accordance with this Section 7(b) shall be binding on the Warrantholder and the Warrantholder's successors and assigns.

(c)      Replacement. On receipt of evidence reasonably satisfactory to the
         -----------
         Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of any indemnity agreement or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

(d)      No Rights as Shareholder. Without limiting the provisions of Sections 2
         ------------------------
         and 3 hereof, no holder of this Warrant, as such, shall be entitled to vote or receive dividends or be considered a shareholder of the Company for any purpose, nor shall anything in this Warrant be construed to confer on any holder of this Warrant as such, any rights of a shareholder of the Company or any right to vote, to give or withhold consent to any corporate action, to receive notice of meetings of shareholders, to receive dividends or subscription rights or otherwise.

(e)      Notices.  Notices hereunder to the holder of this Warrant shall be
         -------
         sent in accordance with Section 7.2 of the Agreement.

     (f)  Governing Law. This Warrant shall be governed by the laws of the State
          -------------
          of New York, without giving effect to conflicts of law principles.

Dated:   June  26, 2002


                               INTEREP NATIONAL RADIO SALES, INC.

                               By: /s/ Ralph C. Guild
                                   -------------------------------
                                   Ralph C. Guild
                                   Chairman of the Board

                                Form of Exercise
                                ----------------

                   (To be signed only on exercise of Warrant)



To:  INTEREP NATIONAL RADIO SALES, INC.

                  The undersigned holder of the attached Warrant hereby irrevocably elects to exercise the right to purchase _____________ shares of Class A Common Stock of INTEREP NATIONAL RADIO SALES, INC. (the "Company") and herewith makes payment of $_____________ (or the portion of the Warrant exercisable for ___ shares) for those shares and requests that the certificate for those shares be issued in the name of the undersigned and delivered to the address below the signature of the undersigned. The undersigned hereby affirms the statements and covenants in Sections 6(a) and 6(b) of the Warrant.

Dated:
       -------------------
                                    ------------------------------------
                                    Signature
                                    Print Name:

                                    (Signature must conform in all respects to the name of holder as specified on the face of the attached Warrant.)

                                    ------------------------------------
                                    Address